Exhibit 99.5

[Eastman logo]

[Forward-looking statements and legends to appear on screen graphically]

Cautionary Statements Regarding Forward-Looking Information

This communication includes forward-looking statements subject to the safe harbor provisions of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Eastman’s current expectations regarding the timing of completion of the proposed acquisition, the expected benefits of the proposed acquisition, integration plans and expected synergies therefrom, and Eastman’s anticipated future financial and operating performance and results, including estimates for general economic conditions and growth. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 that has been filed with the SEC, as well as the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Eastman will file with the SEC in connection with the proposed acquisition. Filings made by Eastman are available when filed with the SEC, on the Eastman web site at www.eastman.com in the Investors, SEC Information section.

Additional Information and Where to Find it

Eastman will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Solutia and a prospectus of Eastman relating to Eastman’s proposed acquisition of Solutia. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Eastman, Solutia, and the proposed acquisition. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Eastman’s website at www.eastman.com by clicking on the “Investors” link and then clicking on the “SEC Information” link or by writing Eastman at P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations. Security holders may also read and copy any reports, statements and other information filed by Eastman with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Eastman, Solutia, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information regarding Eastman’s directors and executive officers is available in Eastman’s proxy statement filed with the SEC on March 24, 2011 in connection with its 2011 annual meeting of stockholders, and information regarding Solutia’s directors and executive officers is available in Solutia’s proxy statement filed with the SEC on March 4, 2011 in connection with its 2011 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

(Jim On Camera)

Hi, I’m Jim Rogers, Chairman and CEO of Eastman Chemical Company. If you know Eastman, you know that for the past several years we have been aggressively pursuing a strategy to achieve sustainable growth.

Acquisitions have been a key part of our strategy, including the five acquisitions we have made over the past two years. Today, I’m excited to announce the next step in our strategy: Eastman has entered into a definitive agreement to acquire Solutia, a global leader in performance materials and specialty chemicals.

The transaction brings together two companies that share the same values and commitment to innovation, and strengthen Eastman as a top-tier specialty chemical company.

We expect to close the transaction by mid-2012. Under the terms of the agreement, Solutia shareholders will receive $22 in cash and 0.12 shares of Eastman common stock for each share of Solutia common stock for a total transaction value of approximately $4.7 billion, including the assumption of Solutia’s debt.

We expect the transaction to be immediately accretive to earnings, excluding acquisition-related costs and charges, resulting in an acceleration of our expected earnings growth. With the Solutia acquisition, we now expect our 2012 earnings per share will be approximately $5, and we are increasing our 2013 EPS expectations to be greater than $6.

Eastman expects to capture synergies of approximately $100 million over the next eighteen months through the reduction of corporate costs, raw material synergies, improved manufacturing and supply chain processes, as well as through significant tax synergies.

We also recognize the potential for meaningful revenue synergies by leveraging Eastman and Solutia’s complementary technology and business capabilities and overlaps in key end-markets.

So, now that you have the details of the transaction and our projected earnings growth, let’s take a closer look at why we believe this acquisition is a strong, strategic fit for Eastman.

First of all, we believe Solutia is a great company with strong businesses and market leading positions in many of the key markets that it serves.

Like Eastman, Solutia serves a number of diverse end-markets. They have a significant presence in many of the same markets we serve, such as automotive and architectural. Not only will the addition of Solutia further balance our end-market exposure, we believe the overlap will provide deeper insights into these markets, which in turn will lead to greater opportunities for growth.

And importantly, with number one positions in virtually every key market it serves, Solutia is expected to expand Eastman’s portfolio of higher growth, higher margin businesses.

Eastman and Solutia aren’t just a strong, strategic fit in terms of our business and products, but also in what we stand for. We share a similar operating philosophy and high performance culture, committed to the highest levels of quality and customer service.

Solutia also shares Eastman’s commitment to offering sustainable solutions. The world is looking for materials that enhance safety, security, energy efficiency and quality of life, and those are exactly the kinds of products Solutia delivers. Their products have tremendous brand loyalty and will significantly add to our broad portfolio of sustainably-advantaged products.

We see this acquisition is also a significant step in our strategy to extend Eastman’s global presence in emerging markets. In particular, it should significantly accelerate our growth efforts and create new opportunities in China.

With 11 of its 24 manufacturing sites located outside the U.S., Solutia will help Eastman diversify our asset base and geographic mix of our revenue. We expect the increased diversity of both our geographic and end-market exposure will result in more consistent earnings performance.

With a signed agreement now in place, we are working hard toward a successful closing in order to quickly realize the significant value that Solutia will bring to Eastman. And we have a clear path to completion.

This acquisition is subject to approval by Solutia stockholders. We will also be working on receiving the necessary regulatory approvals and satisfying the standard and customary closing conditions.

We expect to complete this work and close the deal by the middle of this year, and then get to work integrating these two global leading companies. Over the past several years, Eastman has successfully integrated a number of acquisitions, and I look forward to continuing that track record with this great company. Both Eastman and Solutia have a talented team of employees, and we will work closely to ensure a smooth transition.

In closing, we are excited about the opportunities this acquistion will create for Eastman and very much look forward to welcoming Solutia to the global Eastman team.

Thank you.